Exhibit 10.1
AMENDMENT NO. 6
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Amendment No. 6 to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 30th day of April, 2008, by and between Harris Stratex Networks Operating Corporation, a Delaware corporation fka Stratex Networks, Inc., a Delaware corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
     A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of January 21, 2004 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.
     B. On January 26, 2007, Stratex Networks, Inc. issued additional shares to Harris Corporation (“Harris”) in exchange for the assets of Harris’ Microwave Communications Division, creating a newly formed public company, Harris Stratex Networks, Inc. (“HSTX”), now a majority owned Subsidiary of Harris. Stratex Networks, Inc. merged with Stratex Merger Corp., changed its name to Harris Stratex Networks Operating Company, and is now a wholly-owned Subsidiary of HSTX.
     C. Borrower has now requested that Bank extend the maturity date of the Loan Agreement.
     D. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as set forth herein.
Agreement
     NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Amendments to Loan Agreement.
          1.1 Section 13 (Definitions). The definition of “Revolving Maturity Date” is amended and restated in its entirety as follows:
          “Revolving Maturity Date” is July 29, 2008.

     2. Borrower’s Representations And Warranties. Borrower represents and warrants that:
               (a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
               (b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               (c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank in connection with that certain Amendment No. 5 to Amended and Restated Loan and Security Agreement dated February 23, 2007 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
               (d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and
               (e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     3. Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
     4. Effectiveness. This Amendment shall become effective as of April 30, 2008 upon the satisfaction of all of the following conditions precedent:
          4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

          4.2 Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
          4.3 Amendment Fee. Borrower shall have paid Bank an amendment fee in the amount of $15,000.
     5. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     6. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
     7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Harris Stratex Networks Operating Corporation, a Delaware corporation
	By:	/s/ S. Dudash
		Printed Name:	Sarah A. Dudash
		Title:	Chief Financial Officer

	By:	/s/ C. Goudey
		Printed Name:	Carol A. Goudey
		Title:	Treasurer

Bank:	Silicon Valley Bank
	By:	/s/ T. Smith
		Printed Name:	Tom Smith
		Title:	Senior Relationship Manager

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